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                                                                Exhibit 10.11(b)


                                WARRANT AGREEMENT

                                     Between

                              THE CARBIDE/GRAPHITE
                      GROUP, INC., a Delaware corporation,

                                       and

                        THE WARRANTHOLDERS PARTIES HERETO

                          Dated as of November 13, 2000
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                        THE CARBIDE/GRAPHITE GROUP, INC.

                         One Gateway Center, 19th Floor
                         Pittsburgh, Pennsylvania 15222

                                WARRANT AGREEMENT

                         Dated as of: November 13, 2000



THE WARRANTHOLDERS LISTED
IN ANNEX 1 HERETO:

Ladies and Gentlemen:

         The undersigned, THE CARBIDE/GRAPHITE GROUP, INC., a Delaware corporation (herein, together with its successors and assigns, the "Company"), proposes to issue to the Warrantholders (as more particularly defined in Article I below) Warrants (as more particularly defined in Article I below) on the terms and subject to the conditions contained in this Agreement.

         Accordingly, the parties hereto agree as follows:


                                    ARTICLE I
                              CERTAIN DEFINED TERMS

         In addition to the terms defined in Article VI as used herein, the following terms shall have the respective meanings assigned to them in this
Article I:

                  "Associate" when used to indicate a relationship with any Person shall mean (i) any Person of which such Person is a director, office or partner or is, directly or indirectly, the beneficial owner of 20% or more of any class of voting stock, (ii) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iii) any relative of such Person.

                  "Acquired Equity Interests" shall have the meaning ascribed to that term in Section 2.02 hereof.

                  "Acquired Securities" shall mean the Warrants and the Common Stock acquired upon exercise of the Warrants.

                  "Affiliate" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition,
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"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

                  "Bank Debt" shall have the same meaning as "Total Utilization" as such term is defined in the Credit Agreement described in the November 2000 Waiver Agreement

                  "Capital Stock" shall mean, with respect to any Person, any class of preferred, common or other capital or similar equity interest of a Person.

                  "Closing" shall have the meaning ascribed to that term in
Article IV.

                  "Closing Date" shall have the meaning ascribed to that term in
Article IV.

                  "Common Stock" shall mean the Company's common stock, $.01 par value per share.

                  "Equity Interest" shall mean with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

                  "Fundamental Documents" shall mean, collectively, this Agreement and the Warrants.

                  "Majority of the Warrantholders" shall mean, at any particular date, Persons holding of record or deemed to be holding of record, at such date, more than fifty percent (50%) of the total number of all Warrant Shares held of record or deemed to be held of record by all Persons at such date.

                  "November 2000 Waiver Agreement" means that certain Waiver Agreement dated as of November 13, 2000, by and among the Borrower, the financial institutions a party thereto as lenders, PNC Bank, National Association, as letter of credit issuer, and PNC Bank, National Association as agent for such lenders and letter of credit issuer.

                  "Permitted Sale Delay" has the meaning ascribed to such term in the Warrants A.

                  "Permitted Section 7.05 Sale" means any sale, lease, transfer or other disposition of assets of the Company and/or its consolidated Subsidiaries in one, several or any series of



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transactions which under the terms of Section 7.05 and/or Section 10.01 of the
Credit Agreement require the consent of the Lenders for such sale, lease, transfer or other disposition of assets.

                  "Permitted Transferee" shall mean:

                  (i) any Affiliate of the transferor or any other
         Warrantholder;

                  (ii) any accredited investor, as defined in Regulation D promulgated under the Securities Act;

                  (iii) any Person (A) who shall acquire Acquired Securities from the Warrantholders or from any Permitted Transferees thereof in a transaction not involving any public offering, and (B) who shall, after giving effect to such transaction, hold of record not less than 1% of the aggregate number of the Acquired Securities then outstanding;

                  (iv) in the case of any Permitted Transferee which is not a natural person, any Person who shall acquire (whether by operation of law or otherwise) all or any substantial part of the assets of such Permitted Transferee; or

                  (v) in the case of any Permitted Transferee thereof who is a natural person, any executor, administrator, heir or legatee of such Permitted Transferee.

                  Unless the context shall otherwise clearly require, the term "the Warrantholders," as used in this Agreement, shall include all of the Permitted Transferees of the Warrantholders and all of the Permitted Transferees of such Permitted Transferees; and each Permitted Transferee is deemed to be subject to, and bound by, the terms of this Agreement.

                  "person" or "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

                  "Required Lenders" shall have the meaning ascribed to it in the Credit Agreement described in the November 2000 Waiver Agreement.

                  "Revolving Credit Commitments" shall have the meaning ascribed to it in the Credit Agreement described in the November 2000 Waiver Agreement.

                  "Rights" shall mean:

                  (a) any warrant (including, without limitation, any Warrant) or any option (including, without limitation, employee stock options) to acquire Capital Stock of the Company;


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                  (b) any right issued to holders of such Capital Stock, or any class thereof, permitting the holders thereof to subscribe to additional shares of such Capital Stock (pursuant to a rights offering or otherwise);

                  (c) any right to acquire such Capital Stock pursuant to the provisions of any Security convertible or exchangeable into such Capital Stock; and

                  (d) any similar right permitting the holder thereof to subscribe for or purchase shares of such Capital Stock.

                  "Rights Agreement" shall mean that certain Rights Agreement dated as of May 21, 1999, by and between the Company and the State Street Bank and Trust Company, a Massachusetts trust company, as rights agent.

                  "Subsidiary" shall mean, in relation to the Company at any particular time, any corporation or other entity at least fifty percent (50%) of the outstanding voting shares or equity interests of which shall be owned or controlled (whether directly or indirectly) by the Company and/or by any one or more of the Company's other Subsidiaries.

                  "Total Utilization" shall have the meaning ascribed to it in the Credit Agreement described in the November 2000 Waiver Agreement.

                  "Warrant Certificate" shall have the meaning ascribed to it in
Section 3.04.

                  "Warrant Exercise Date" shall mean the date upon which the Warrants become exercisable pursuant to the terms and condition set forth in the Warrant Certificates.

                  "Warrantholders" means, collectively, (i) the Persons listed on Annex I hereto so long as such Persons shall continue to own and hold of record any of the Acquired Securities (each an "Initial Warrantholder"), (ii) each Permitted Transferee of the Warrantholders so long as such Permitted Transferee shall continue to own and hold of record any of the Acquired Securities, and (iii) each Permitted Transferee of any other Permitted Transferee so long as such Permitted Transferee shall continue to own and hold of record any of the Acquired Securities; provided, however, the term Warrantholder shall not include any Persons that hold only Common Stock of the Company obtained through a public offering or any Person not affiliates with an Initial Warrantholder that acquires Common Stock from an Initial Warrantholder or a Permitted Transferee pursuant to Rule 144 promulgated under the Securities Act.

                  "Warrantholders Consent" shall mean, at any particular date, the consent, approval or vote of Persons holding of record, at such date, more than fifty percent (50%) of the total number of all Warrant Shares held of record by such Persons at such date.

                  "Warrants" shall mean collectively Warrants A and Warrants B as more fully described in Section 2.02 hereof, and shall in any event include all other warrants delivered in exchange or in substitution therefor.


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                  "Warrants A" shall mean collectively The Carbide/Graphite
Group, Inc., Common Stock Warrants, Series A, the form of which is attached hereto as Exhibit "A-1", as more fully defined in Section 2.02 hereof, and shall in any event include all other warrants delivered in exchange or in substitution therefor.

                  "Warrants B" shall mean collectively The Carbide/Graphite Group, Inc., Common Stock Warrants, Series B, the form of which is attached hereto as Exhibit "A-2", as more fully defined in Section 2.02 hereof, and shall in any event include all other warrants delivered in exchange or in substitution therefor.

                  "Warrant Shares" shall mean shares of Acquired Equity Interests (a) issuable upon exercise of any Warrants or (b) that have been issued upon exercise of the Warrants. For purposes of the definitions of Warrantholders Consent and Majority of the Warrantholders, holders of Warrants shall be deemed to be holders of Warrant Shares described in clause (a) of this definition that are at such time issuable upon exercise in full of the Warrants.


                                   ARTICLE II
                            AUTHORIZATION OF WARRANT;
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Warrantholders as follows:

         2.01. Capitalization of Company. As more particularly set forth in
Section 2.07 below, the equity capital of the Company consists of eighteen million (18,000,000) shares of authorized Common Stock, of which eight million three hundred thirty one thousand three hundred forty-two (8,331,342) shares are issued and outstanding and one million six hundred twenty four thousand two hundred (1,624,200) shares of Common Stock are held as treasury shares. Additionally, options for senior management and directors executive compensation have been issued for an additional eight hundred sixty thousand four hundred (860,400) shares. There are no other equity securities or options, warrants, securities convertible to equity securities, registration rights, or other rights (including, without limitation, rights to require the Company or any Subsidiary to repurchase or otherwise acquire or retire any equity interests of the Company), existing with respect to the Common Stock or other equity interests of the Company except as listed on Schedule 2.01 attached hereto.

         2.02. Authorization of Warrants. The Company has duly and properly authorized the issuance of (i) the Company's Common Stock Purchase Warrants, Series A to be substantially in the form of Exhibit A-1 (the "Warrants A") and the Company's Common Stock Purchase Warrants, Series B to be substantially in the form of A-2 (the "Warrants B") both attached hereto (the Warrants A and Warrants B herein referred to collectively as the "Warrants"; and the term "Warrant" shall mean any of the Warrants), evidencing rights to purchase from the Company one million two hundred forty nine thousand seven hundred one (1,249,701) shares of Common Stock in the aggregate (subject to adjustment as provided therein); and (ii) the Common Stock issuable by the Company upon exercise of the Warrants. Warrants A will evidence the right to purchase eight hundred thirty-three thousand one hundred thirty-four (833,134) shares of


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common stock in the aggregate (subject to adjustment as provided therein).
Warrants B will evidence the right to purchase four hundred sixteen thousand and five hundred sixty-seven (416,567) shares of Common Stock of the Company in the aggregate (subject to adjustment as provided therein). As used herein the term "Acquired Equity Interests" shall mean the Common Stock and other equity interests issuable or issued upon exercise of the Warrants.

         2.03. Restrictions. The Company is not a party to any contract or agreement that materially restricts its right or ability to issue Capital Stock, or Rights in respect of Capital Stock, of the Company, as the case may be, other than the agreements listed on Schedule 2.03, none of which restricts the issuance of the Warrants or the Acquired Equity Interests or the execution and delivery of, or the compliance with, this Agreement by the Company.

         2.04. Due Authorization; Enforceability.

                  (a) The issuance and delivery of the Acquired Securities, the execution and delivery by the Company of each of the Fundamental Documents to which it is a party and compliance by the Company with all of the provisions of such Fundamental Documents:

                           (i) is and will be within the corporate powers of the Company; and

                           (ii) is and will be legal under current law and does not and will not conflict with, result in any breach of any of the provisions of, constitute a default under, or result in the creation of any lien upon any property of the Company or any Subsidiary under the provisions of:

                                    (A) any agreement, charter instrument, bylaw
                  or other instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is or may be bound;

                                    (B) any order, judgment, decree, or ruling
                  of any court, arbitrator or governmental authority currently applicable to the Company or any of its property; or

                                    (C) any statute or other rule or regulation
                  of any governmental authority currently applicable to the Company or any of its property other than Section 203 of the Delaware General Corporation Law.

                  (b) The Company has duly authorized by all necessary action on its part each of the Fundamental Documents. Each such Fundamental Document has been executed and delivered by one or more duly authorized officers of the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganizaiton, moratorium or other similar laws affecting creditors rights generally and except as equitable remedies may be limited


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by general principles of equity (whether such remedies are sought in a proceeding brought at law or in equity).

         2.05. Governmental Consent to Issue.

                  (a) Neither the nature of the Company nor any of its businesses or properties, nor any relationship between the Company and any other Person, nor any circumstance in connection with the offer, issuance or delivery of the Acquired Securities and the execution and delivery of any Fundamental Document, nor the performance of the obligations of the Company hereunder or thereunder, is, under current law, such as to require a consent, approval or authorization of, or prefiling, registration or qualification with, any governmental authority on the part of the Company as a condition thereto, except for such consents, approvals, authorizations, prefilings, registrations and qualifications (i) that are described on Schedule 2.05 attached hereto, all of which have been obtained on or prior to the Closing Date, and (ii) that, if not made or obtained, would not reasonably be expected to have a material adverse effect on the transactions contemplated hereby.

                  (b) Neither the issuance of the Acquired Securities nor the incurrence of the obligations represented thereby, nor the execution and delivery of any Fundamental Document and the performance of the obligations of the Company hereunder and thereunder violates, under current law, any provision of any statute or other rule or regulation of any governmental authority applicable to the Company.

                  (c) The Warrantholders acknowledge that the representations and warranties given by the Company pursuant to this Section 2.05 is made in part in reliance on the representations and warranties of the Warrantholders made to the Company pursuant to Section 5.01 hereof.

         2.06. Private Offering of Warrants.

                  (a) Neither the Company nor any other Person acting on behalf of the Company has offered any of the Warrants or any security of the Company similar to the Warrants for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, (i) other than the Warrantholders within the six (6) month period prior to the Closing Date and (ii) other than discussions with accredited investors which directly or indirectly may have involved by implication the offer of any securities.

                  (b) Neither the Company nor any Person acting on behalf of the Company in connection with the transactions contemplated by the Fundamental Documents (including, without limitation, the issuance of the Warrants) has engaged in any conduct or entered into any agreements or understanding which would subject the transactions contemplated by the Fundamental Documents to the registration provisions of Section 5 of the Securities Act, the provisions of the Trust Indenture Act of 1939, as amended, or to the registration, qualification or other similar provisions of any securities or "blue sky" law of any applicable state.


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         2.07. Capitalization.

                  (a) Schedule 2.07 correctly sets forth, after giving effect to the issuance of the Warrants and the consummation of all other transactions contemplated by this Agreement on the Closing Date:

                           (i) the authorized and outstanding shares of the Capital Stock and other Securities of the Company (specifying the type, class or series of all such Capital Stock and other securities and whether such Capital Stock and other Securities are voting or non-voting);

                           (ii) all Rights, together with descriptions of the terms thereof; and

                           (iii) all obligations (contingent or otherwise) of the Company to repurchase or otherwise acquire or retire any Rights or shares of Capital Stock of the Company.

All such outstanding shares of Capital Stock have been duly authorized and validly issued and are fully paid, and non-assessable. There are no preemptive rights, subscription rights or other contractual rights similar in nature to preemptive rights with respect to any Capital Stock of the Company.

                  (b) To the knowledge of the Company, other than as specified on Schedule 2.07(b), there is no agreement or understanding between or among the holders of Rights or Capital Stock of the Company regarding the Capital Stock of the Company. The Company has provided each Warrantholder with true, accurate and complete copies of all agreements referred to in Schedule 2.07(b).

                  (c) The Company acknowledges and agrees that any Common Stock issued pursuant to the exercise of any Warrant on or prior to the Distribution Date, the Redemption Date, the Exchange Date or the Final Redemption Date (as such terms are defined in the Rights Agreement) shall have the benefits of the Rights Agreement, except as otherwise provided in the Rights Agreement concerning any Acquiring Person (as such term is defined in the Rights Agreement) or its transferree (including without limitation Section 7(e) of the Rights Agreement). The Company will give the Warrantholders as soon as practicable prior written notice of any of the Distribution Date, the Redemption Date, the Exchange Date or the Final Redemption Date.


                                   ARTICLE III
                              ISSUANCE OF WARRANTS

         3.01. Issuance of Warrants. At the Closing, the Company will issue to each Warrantholder the Warrants to purchase the number of shares of Common Stock set forth next to its name on Annex I hereto. Subject to conditions set forth in the Warrants A, the Warrants A



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will be exercisable on or after April 1, 2001 (or May 1, 2001 due to a Permitted
Sale Delay), and at a price per share of 1/100 dollars ($.01), (the "Exercise Price"). Subject to conditions set forth in the Warrants B, the Warrants B will be exercisable on or after August 1, 2001 at the Exercise Price.

         3.02 Acknowledgements of the Company and the Warrantholders.

                  (a) The Company and the Warrantholders understand, acknowledge and agree that the Company is entering into this Agreement in order to induce certain of the Warantholders to execute and deliver the November 2000 Waiver Agreement.

                  (b) The Company and the Warrantholders understand, acknowledge and agree that neither the Warrantholders nor any of the directors, trustees or employees of the Warrantholders have rendered or agreed to render any services to the Company in connection with the issuance of the Warrants.

                  (c) The Company agrees with the Warrantholders that neither the Company nor any of its Subsidiaries will take any action for tax or accounting purposes which is in any respect inconsistent with the understandings and agreements set forth in this Section 3.02.

         3.03 Legend. Each certificate or instrument, if any, representing or evidencing any Acquired Securities (unless registered) shall bear a legend in or substantially in the following form:

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN EXEMPTION FROM SUCH REGISTRATION."

         3.04 Registration Books. The Company will keep, or cause to be kept, at its office maintained at the address of the Company set forth on the first page hereof or at such other office of the Company in the United States of America of which the Company shall have given notice to each Warrantholder, books for registration and transfer of the Warrants. Such books shall show the names and addresses of the respective holders of the Warrants, the date, the registration number and the number of Warrant Shares set forth on the face of each certificate or document (a "Warrant Certificate") representing or evidencing the Warrants held by each such holder. Any Warrantholder may review and, at such Warrantholder's expense, make photocopies of, such books during business hours upon reasonable notice to the Company.

         3.05 Effect of Issuance in Registered Form. Every holder of a Warrant Certificate by accepting the same consents and agrees with the Company and with every other Warrantholder that:


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                  (a) the Warrant Certificates are transferable only on the
registry books of the Company if surrendered at the office of the Company referred to in Section 3.04 hereof, accompanied by a duly executed instrument of assignment and payment of the Exercise Price and any applicable transfer tax or stamp tax; and

                  (b) the Company and each Warrantholder may deem and treat the person in whose name each Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than the Company) for all purposes whatsoever, and neither the Company nor any Warrantholder shall be affected by any notice to the contrary.


                                   ARTICLE IV
                                   THE CLOSING

         The closing under this Agreement (the "Closing") will take place at the offices of Tucker Arensberg, P.C., at 10:00 a.m., local time, on November 13, 2000, or at such other time and on such other date or place as may be mutually agreed upon in writing by the Warrantholders and the Company. The date of the Closing is herein called the "Closing Date." At the Closing, the Company will (among other things) deliver to the Warrantholders the Warrants to be issued to the Warrantholders hereunder.


                                    ARTICLE V
                      REPRESENTATIONS OF THE WARRANTHOLDERS

         Each of the Warrantholders represents and warrants to the Company with respect to itself, severally and not jointly, that as of the Closing Date:

         5.01. Investment Representations.

                  (a) Such Warrantholder is acquiring the Warrants from the Company in accordance with the terms hereof for its own account without a view to any distribution thereof in violation of the Securities Act, but, subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. Each Warrantholder has been informed and understands that the Acquired Securities have not been registered pursuant to Section 5 of the Securities Act and must be held indefinitely unless such Securities are subsequently registered under the provisions of the Securities Act or an exemption from such registration is available.

                  (b) Such Warrantholder has been furnished with, or has had access to, such information concerning the Company and its Subsidiaries, and such opportunity to raise questions of officers of the Company, as it has deemed necessary or appropriate in order to enable it to make an informed investment decision with respect to the acquisition of the Warrants by it. Such Warrantholder has such knowledge and experience in financial matters that it is capable of evaluating the merits and risks of its investment in the Acquired Securities. Such


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
Warrantholder's financial condition is such that it is able to bear all economic risks of investment in the Acquired Securities, including a complete loss of its investments therein and the risks of holding the Acquired Securities for an indefinite period of time.

         5.02 Organization and Authority. Each Warrantholder is a corporation or banking association, duly organized, subsisting and in good standing under the laws of the jurisdiction of its formation; and each Warrantholder has full power, authority and legal right to execute and deliver, and to perform its obligations under, this Agreement; and each Warrantholder has taken all necessary corporate and legal action to authorize the guarantee hereunder on the terms and conditions of this Agreement and to authorize its execution, delivery and performance of this Agreement.


                                   ARTICLE VI
                              COVENANTS OF COMPANY

         The Company hereby covenants to the Warrantholders that, from the Closing Date and for so long as any of the Warrants remain outstanding, except as otherwise expressly permitted or provided, in any particular instance, by a written Warrantholders Consent:

         6.01. Shareholder Meetings.

                  The Company will at all times allow, or cause to be allowed, a representative of each of the Initial Warrantholders (and each an Affiliate of the Initial Warrantholders) so long each continues to hold any Warrants to attend all meetings of the stockholders of the Company. The individual so designated will be furnished with prior notice of each of such meetings and will also be furnished with copies of all other written notices, all written information, all financial statements, business plans and projections, and all other reports, memoranda and documents of any kind from time to time furnished to stockholders of the Company, subject to any requirements and limitations of applicable securities laws. All such notices, information, reports and other documents will be furnished to the individual so designated not later than the same are furnished to stockholders of the Company.

         6.02. Issuance of Preferred Equity Interests, etc.

                  (a) (i) Unless 100% of the net proceeds of any issuance or sale of an Equity Interest is used to repay Total Utilization and permanently reduce Revolving Credit Commitments by the amount of repayment, or (ii) unless after the application of the net proceeds of an issuance or sale of an Equity Interest the Revolving Credit Commitment is permanently reduced to $85,000,000 and Total Utilization does not exceed $85,000,000 (and in the event that immediately prior to the issuance or sale of an Equity Interest, the Borrower has reduced permanently the Revolving Credit Commitment to $85,000,000, the Borrower applies that portion of the net proceeds of such issuance of Equity Interests to the further permanent reduction of the Revolving Credit Commitment as the Required Lenders may require), or (iii) except for issuances of the Series A Junior Participating Preferred Stock of the Borrower or rights to purchase the Series A Junior Participating Preferred Stock of the Borrower pursuant to




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the terms of the Rights Agreement, the Company will not, until the Bank Debt is paid in full, by refinancing or otherwise, issue (whether by way of a dividend payment or otherwise), sell or grant to any Person (I) any Preferred Equity Interests (as defined in 6.02(b) hereof); (II) any rights in respect of Preferred Equity Interests, or (III) any options, warrants or any other rights to acquire any Preferred Equity Interests. The Board of Directors of the Company will act in all respects as a fiduciary with respect to the interests of each holder of a Warrant, in each case as if such holder directly holds the Common Stock into which such Warrant is exercisable.

                  (b) As used in this Article VI, the term Preferred Equity Interests shall mean: any class or any series of any class of the equity interests of the Company: (A) which shall be entitled, upon any distribution of any assets of the Company, whether by dividend or by liquidation or by redemption, to any preference ranking prior or superior to the Common Stock; or
(B) which shall be entitled, upon any redemption of any of such equity interests, whether at the option of the Company, at the option of the holders thereof, or upon the happening of any specified events, to any preference in redemption payments ranking prior or superior to the Common Stock; or (C) which shall be convertible into, or exchangeable for, whether at the option of the Company, at the option of the holders thereof, or upon the happening of any specified events or conditions, any Preferred Equity Interests of any class or series.

         6.03. Amendments to Charter Documents; etc. Without limiting the obligations of the Company set forth in Section 6.02(a) above, the Company will not until the Bank Debt is paid in full, by refinancing or otherwise, cause or permit the Certificate of Incorporation or By-laws of the Company to be modified, amended or supplemented so as: (a) to authorize or create any new class or any new series of any class of the equity interests of the Company which constitutes Preferred Equity Interests; or (b) to reclassify the authorized equity interests of the Company of any class or of any series of any class, by changing the designations, preferences, or relative, participating, optional, or other special rights of the equity interests, or the qualifications, limitations or restrictions of such rights; or (c) to alter, change or abolish any of the powers, preferences or rights of any of the equity interests of the Company of any class or of any series of any class of such equity interests; or (d) to create any powers, preferences or rights in respect of any of the equity interests of the Company of any class or of any series of any class; or (e) to amend, repeal, abolish or modify any term or provision of, or add any term or provision to, any Article or Section of the Certificate of Incorporation or Bylaws of the Company; if any such action of the kind described in items (a) through (e) of this Section 6.03 would either (1) materially change or otherwise affect any of the powers, designations, preferences, privileges or rights of the Acquired Equity Interests or any of the restrictions provided for the benefit of the Acquired Equity Interests or (2) result, directly or indirectly, in the failure of the Company or the Board of Directors of the Company to perform its obligations set forth in Section 6.02(a) above.

         6.04. Compliance with Agreements. The Company shall comply in all material respects with all its covenants, agreements and obligations set forth in the Fundamental Documents.

                                   ARTICLE VII
                               REGISTRATION RIGHTS

         The Company hereby grants to the Warrantholders certain rights as set forth in this Article VII to participate with the Company in any registration by the Company of Common Stock under the Securities Act. The Company and the Warrantholders hereby absolutely and unconditionally agree to be bound and governed by, and specifically make and adopt, all of the terms and provisions contained in this Article VII.

         Section 7.01. Definitions. As used in this Article VII and elsewhere in this Agreement:

                  (a) the term "Commission" shall mean the Securities and Exchange Commission;

                  (b) the term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any federal statute or code which is a successor thereto;

                  (c) the terms "Form S-1", "Form S-2" and "Form S-3" shall mean the forms so designated, promulgated by the Commission for registration of securities under the Securities Act, and any forms succeeding to the functions of such forms, whether or not bearing the same designation;

                  (d) the term "Holders" shall mean, collectively, all persons holding the Acquired Securities, and the term "Holder" shall mean any one of the Holders;

                  (e) the term "Majority of Registrable Securities" shall mean, in relation to any registration, more than fifty percent (50%) of all Registrable Securities included in such registration;

                  (f) the terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering by the Commission of effectiveness of such registration statement;

                  (g) the term "Registrable Securities" shall mean, in relation to the Holders at any particular time: (A) all equity interests issuable upon conversion of or in exchange for or upon exercise of rights under any Acquired Equity Interests; and (B) all Acquired Equity Interests held of record at such time by Holders; as to any particular Registrable Securities once issued, such interests and Acquired Equity Interests shall cease to be Registrable
Securities:

                           (i) when a registration statement with respect to the sale of such interests and Equity Interests shall have become effective under the Securities Act and such Securities have been disposed of in accordance with such registration statement;

                           (ii) when they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act;

                           (iii) when they shall have been otherwise transferred and subsequent disposition of them shall not require registration or qualification under the Securities Act or any similar state law then in force; or

                           (iv) when they shall have ceased to be outstanding or issuable upon exercise of the Warrants;

                  (h) the term "Rule 144" shall mean Rule 144 issued by the Commission under the Securities Act, or any subsequent rule pertaining to the disposition of securities without registration;

                  (i) the term "Securities Act" shall mean the Securities Act of 1933, as amended, or any federal statute or code which is a successor thereto;

                  (j) the terms "underwritten registration" or "underwritten offering" shall refer to any registration in which securities of the Company are sold or to be sold pursuant to a firm commitment underwriting; and

                  (k) a Holder shall, for all purposes of this Article VII, unless the context shall otherwise require, be deemed to hold, at any particular time, all equity interests issuable upon conversion of or in exchange for or upon exercise of rights under all Acquired Securities or other securities (including, without limitation, options and warrants) of the Company held of record by such Holder at such time.

          7.02. Demand Registration.

                  (a) Requests for Demand Registration.

                           (i) Subject to the limitations contained in the following paragraphs of this Section 7.02, the Holders of not less than fifty percent (50%) of the Registrable Securities at any time outstanding may at any time on or after the Warrant Exercise Date give to the Company, pursuant to this clause (i), a written request for the registration (a "Demand Registration Notice") by the Company under the Securities Act of all or any part of the Registrable Securities of such Holders (such registration being herein called a "Demand Registration"). Within ten (10) days after the receipt by the Company of any such written request, the Company will give written notice of such registration request to all Holders of Registrable Securities.

                           (ii) Subject to the limitations contained in the following paragraphs of this Section 7.02, after the receipt of each such Demand Registration Notice, (A) the Company shall be obligated and required to include in such Demand Registration all Registrable Securities with respect to which the Company shall receive from Holders of Registrable Securities, within thirty (30) days after the date on which the

                  Company shall have given to all Holders a written notice of registration request pursuant to Section 7.02(a)(i) hereof, the written requests of such Holders for inclusion in such Demand Registration, and (B) the Company will use its best efforts in good faith to effect promptly the registration of all such Registrable Securities; provided, however, the Company shall have no obligation to effect any Demand Registration unless the Demand Registration Notice covers at least 150,000 shares of Registrable Securities and provided further, the Company has not effected any Demand Registration within 120 days of receipt of the Demand Registration Notice. In addition, if the Company determines in the exercise of its reasonable judgment that it would be inadvisable to effect a Demand Registration at such time due to a valid need to disclose confidential information or because it would materially interfere with any material financing, acquisition or other corporate action, the Company may defer such Demand Registration for a single period not to exceed 60 days. All written requests made by Holders of Registrable Securities pursuant to this clause (ii) will specify the number of shares of Registrable Securities to be registered and will also specify the intended method of disposition thereof. Such method of disposition shall, in any case, be an underwritten offering if an underwritten offering is requested by Holders of a Majority of Registrable Securities to be included in such Demand Registration.

                  (b) In any registration initiated by the Holders as a Demand Registration pursuant to Section 7.02(a) hereof, the Company will pay all Registration Expenses (as that term is defined in Section 7.07 hereof).

                  (c) The Company and any other securityholder of Registrable Securities who has registration rights may include its securities in the Demand Registration; provided that, the Holders shall have priority sale rights over the Company and such other securityholders with respect to all Registrable Securities requested by them to be included in the Demand Registration. The Company will not grant, or agree to grant, to any persons any registration rights which will conflict or be inconsistent in any material respect with any of the provisions of this Section 7.02(c). In the event of any such conflict or inconsistency, the provisions of this Section 7.02(c) shall in any case prevail and be controlling.

                  (d) If any Demand Registration is an underwritten offering and the managing underwriters shall give written advice to the Company and the Holders of Registrable Securities to be included in such registration that, in the reasonable opinion of such managing underwriters, marketing factors require a limitation on the total number of securities to be underwritten (in this paragraph (d) called the "Underwriters' Maximum Number"), then the Company shall include in such registration that number of Registrable Securities requested by the Holders thereof to be included in such registration which does not exceed the Underwriters' Maximum Number, and such number of Registrable Securities shall be allocated pro rata among the Holders of such Registrable Securities on the basis of the number of Registrable Securities requested to be included therein by each such Holder; and only if the number of Registrable Securities requested by the Holders is less than the Underwriters' Maximum Number may any Registrable Securities of the Company or any other security holder be included.

                  (e) If any Demand Registration or any registration effected pursuant to Section 7.04 hereof is an underwritten offering or a best efforts underwritten offering, the investment bankers and managing underwriters in such registration will be selected by the Company with the consent of the of the Holders of a Majority of Registrable Securities, which consent shall not be unreasonably withheld, to be included in such registration.

         7.03. Piggyback Registrations.

                  (a) Rights to Piggyback.

                           (i) If (and on each occasion that) the Company proposes to register any of its securities under the Securities Act, either for the Company's own account, other than in connection with a merger, consolidation or other business combination to which Rule 145 of the Commission is applicable, other than in connection with a registration statement on Form S-4 or S-8 (or any successor or substantially similar form), and other than in connection with (x) an employee stock option, stock purchase or compensation plan or of securities issuable or issued pursuant to any such plan or (y) a dividend reinvestment plan, or for the account of any of its securityholders, on a form which would permit registration of Registrable Securities for resale by Holders thereof to the public under the Securities Act (each such registration being herein called a "Piggyback Registration"), the Company will give written notice to all Holders of Registrable Securities of the Company's intention to effect such Piggyback Registration not later than the earlier to occur of (A) the twentieth (20th) day following the receipt by the Company of notice of exercise of any registration rights by any persons, and (B) sixty
         (60) days prior to the anticipated filing date of such Piggyback Registration.

                           (ii) Subject to the provisions contained in paragraphs (c) and (d) of this Section 7.03 and in the last sentence of this clause (ii), (A) the Company shall be obligated to include in each Piggyback Registration all Registrable Securities with respect to which the Company shall receive from Holders of Registrable Securities, within forty-five (45) days after the date on which the Company shall have given written notice of such Piggyback Registration to all Holders of Registrable Securities pursuant to Section 7.03(a)(i) hereof, the written requests of such Holders for inclusion in such Piggyback Registration, and (B) the Company will use its reasonable best efforts in good faith to effect promptly the registration of all such Registrable Securities. The Holders of Registrable Securities shall be permitted to withdraw all or any part of the Registrable Securities of such Holders from any Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

                           (iii) If any Piggyback Registration is an underwritten primary registration initiated by the Company, all persons whose securities are included in such Piggyback Registration shall be obligated to sell their securities on the same terms and conditions as shall apply to the securities being issued and sold by the Company. If any Piggyback Registration is an underwritten secondary registration initiated by holders of the Company's securities, all persons whose securities are included in such Piggyback Registration shall be obligated to sell their securities on the same terms and conditions as shall apply to the securities being sold by the holders who initiated the underwritten secondary registration.

                  (b) The Company will pay all Registration Expenses of each Piggyback Registration attributable to Registrable Securities or otherwise reasonably incurred or sustained in connection with or arising out of the inclusion in each such Piggyback Registration of Registrable Securities.

                  (c) If a Piggyback Registration is an underwritten primary registration initiated by the Company and the managing underwriters shall give written advice of the Company that, in the reasonable opinion of such managing underwriters, marketing factors require a limitation on the total amount of securities to be underwritten (in this paragraph (c) called the "Underwriters' Maximum Number"), then: (A) the Company shall be entitled to include in such registration that amount of securities which the Company proposes to offer and sell for its own account in such registration and which does not exceed the Underwriters' Maximum Number; (B) the Company will be obligated and required to include in such registration that amount of Registrable Securities which shall have been requested by the Holders thereof to be included in such registration which, when added to the number of securities included in such registration for the account of the Company, does not exceed the Underwriters' Maximum Number, and such amount of Registrable Securities shall be allocated pro rata among the Holders of such Registrable Securities on the basis of the amount of Registrable Securities requested to be included therein by each such Holder; and (C) if the Underwriters' Maximum Number exceeds the sum of the amount of Registrable Securities which the Company shall be required to include in such registration and the amount of securities which the Company proposes to offer and sell for its own account in such registration, then the Company may include in such registration that amount of other securities which persons (other than the Holders as such) shall have requested be included in such registration and which shall not be greater than such excess.

                  (d) If any Piggyback Registration is an underwritten secondary registration initiated by holders of the Company's securities and the managing underwriters shall give written advice to the Company that, in the reasonable opinion of such managing underwriters, marketing factors require a limitation on the total amount of securities to be underwritten (in this paragraph (d) called the "Underwriters' Maximum Number"), then: (i) the Company will be obligated and required to include in such registration, to the extent of the Underwriters' Maximum Number, the securities requested to be included therein by the holders initiating such registration, and such securities shall be allocated among the holders of such securities in such proportions as the Company and such holders may agree, and (ii) if the Underwriters' Maximum Number exceeds the amount of securities to be included in such registration by holders initiating such registration, then the Company will be obligated and required to include, to the extent of such excess, the Registrable Securities requested to be included in such registration, and such securities shall be allocated pro rata among the Holders of such Registrable Securities on the basis of the amount of Registrable Securities requested to be included therein by such respective Holders.

                  (e) In any Piggyback Registration, the Company shall have the right to select the investment bankers and managing underwriters in such registration.

         7.04. Lockup Agreements.

                  (a) Each Holder of Registrable Securities, if the Company or the managing underwriters so request in connection with such registration, will not, without the prior written consent of the Company or such underwriters, effect any public sale or other distribution of Registrable Securities, including any sale pursuant to Rule 144, during the ten (10) days prior to, and during the one hundred twenty (120) day period commencing on, the effective date of such underwritten registration, except in connection with such underwritten registration, provided that each officer and director of the Company and each holder of more than one percent (1%) of the issued and outstanding Registrable Securities shall have entered into a similar agreement restricting his or its ability to make such public sales and distributions. Notwithstanding the foregoing, no Holder shall be required to refrain from making such public sale or other distribution to the extent that such Holder is prohibited by applicable law from agreeing to withhold Registrable Securities for sale.

                  (b) The Company agrees not to effect any public sale or other distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such equity securities, during the period commencing on the seventh (7th) day prior to, and ending on the ninetieth (90th) day following, the effective date of any underwritten Piggyback Registration, except in connection with any such underwritten registration.

         7.05. Registration Procedures. If (and on each occasion that) the Company shall, in accordance with the terms of this Article VII, become obligated to effect any registration (whether a Demand Registration or a Piggyback Registration) of any Registrable Securities, the Company will use its best efforts in good faith to effect promptly the registration of such Registrable Securities under the Securities Act and to permit the public offering and sale of such Registrable Securities in accordance with the intended method of disposition thereof, and, in connection therewith, the Company, as expeditiously as shall be reasonably possible, will:

                  (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities, and use its best efforts in good faith to cause such registration statement to become and remain effective as provided herein;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus included in such registration statement as may be necessary or advisable to comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement or as may be necessary to keep such registration statement effective and current, but for no longer than six (6) months subsequent to the effective date of such registration; provided that, no registration statement shall be required to remain in effect after all Registrable Securities covered by such registration statement have been sold and distributed as contemplated by such registration;

                  (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as any such seller may reasonably request in order to facilitate the disposition of the Registrable Securities held by such seller;

                  (d) enter into such customary agreements and take all such other action in connection therewith as the Holders of a Majority of Registrable Securities being registered reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

                  (e) use its best efforts in good faith to register and qualify the Registrable Securities covered by such registration statement under such securities or Blue Sky laws of such jurisdictions as any seller shall reasonably request and do any and all such other acts and things as may be reasonably necessary or advisable to enable such seller to consummate the disposition in such Jurisdictions of the Registrable Securities held by such seller provided, however, that the Company will not be required to (1) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e), (2) subject itself to taxation in any such jurisdiction but for actions taken pursuant to this paragraph (e), or (3) file a general consent to service of process in any such jurisdiction; and

                  (f) furnish to each prospective seller (i) an opinion of counsel for the Company, dated the effective date of the registration statement, and (ii) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the registration statement both addressing such items as are customarily covered in opinions of issuer's counsel and in "comfort" letters delivered in underwritten public offerings of securities.

         7.06. Cooperation by Prospective Sellers, etc.

                  (a) Each prospective seller of Registrable Securities will furnish to the Company in writing such information as the Company may reasonably require from such seller in connection with any registration statement with respect to such Registrable Securities.

                  (b) The failure of any prospective seller of Registrable Securities to furnish any information or documents in accordance with any provision contained in this Article VII shall not affect the obligations of the Company under this Article VII to any other remaining sellers who furnish such information and documents unless, in the reasonable opinion of counsel to the Company or the underwriters, such failure impairs or may impair the viability of the offering or the legality of the registration statement or the underlying offering.

                  (c) The Holders of Registrable Securities included in any registration statement will not (until further notice) effect sales thereof after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update such registration statement or prospectus; but the obligations of the Company with respect to maintaining any registration statement current and effective shall be extended by a period of days equal to the period such suspension is in effect.

                  (d) At the end of any period during which the Company is obligated to keep any registration statement current and effective as provided by Section 7.05 hereof (and any extensions thereof required by the preceding paragraph (c) of this Section 7.06), the Holders of Registrable Securities included in such registration statement shall discontinue sales of securities pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from registration the securities covered by such registration statement which remain unsold, and such Holders shall notify the Company of the amount of securities registered which remain unsold promptly after receipt of such notice from the Company.

         7.07. Registration Expenses.

                  (a) All costs and expenses incurred or sustained in connection with or arising out of each registration pursuant to Section 7.02 or Section
7.03 hereof, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or Blue Sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with the Blue Sky qualification of Registrable Securities), printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company and for the sellers of Registrable Securities (subject to the limitations contained in paragraph (b) of this Section 7.07), fees and disbursements of all independent certified public accountants engaged by the Company (including the expenses relating to the preparation and delivery of any special audit or "cold comfort" letters required by or incident to such registration), and fees and disbursements of underwriters (excluding discounts and commissions, but including underwriters' liability insurance if the Company or if the underwriters so require), the reasonable fees and expenses of any special experts retained by the Company of its own initiative or at the request of the managing underwriters in connection with such registration, and fees and expenses of all (if any) other persons retained by the Company (all such costs and expenses being herein called, collectively, the "Registration Expenses"), will be borne and paid by the Company as provided by the provisions contained in this Article VII. The Company will, in any case, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the expense of liability insurance referred to above, and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities of the Company are then listed.

                  (b) In connection with each registration of Registrable Securities pursuant to this Article VII, the Company will reimburse the Holders of Registrable Securities being registered in such registration for the reasonable fees and disbursements of no more than two (2) law firms which act as counsel chosen by Holders collectively constituting a Majority of Registrable Securities; provided, that the aggregate sum of such fees and disbursement shall not exceed $100,000. The Company will not bear the cost of nor pay for any equity interest transfer taxes imposed in respect of the transfer of any Registrable Securities to any purchaser thereof by any Holder of Registrable Securities in connection with any registration of Registrable Securities pursuant to this Article VII.

                  (c) To the extent that Registration Expenses incident to any registration are, under the terms of this Article VII, not required to be paid by the Company, each Holder of Registrable Securities included in such registration will pay all Registration Expenses which are clearly solely attributable to the registration of such Holder's Registrable Securities so included in such registration, and all other Registration Expenses not so attributable to one Holder will be borne and paid by all sellers of securities included in such registration in proportion to the amount of securities so included by each such seller.

         7.08. Indemnification.

                  (a) The Company will indemnify each Holder requesting or joining in a registration, the officers, directors, trustees, stockholders and partners of each such Holder, each person who controls any thereof (within the meaning of the Securities Act) and each underwriter of the securities so registered, against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, officer, director, trustee, partner, controlling person, and underwriter for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company in an instrument duly executed by such Holder, officer, director, stockholder, trustee, partner, controlling person, or underwriter and stated to be exclusively and specifically for use therein.

                  (b) Each Holder joining in a registration, and each underwriter of the securities so registered, will indemnify each other Holder, the Company and its officers and directors and each person, if any, who controls any thereof (within the meaning of the Securities Act) and their respective successors in title and assigns against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statement therein not misleading, and such Holder will reimburse the Company and each other person indemnified pursuant to this paragraph (b) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that this paragraph (b) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon written information furnished to the Company in any instrument duly executed by such Holder and stated to be specifically for use in such prospectus, offering circular or other document (or related registration statement, notification or the like) or any amendment or supplement thereto. The maximum liability under this paragraph (b) of each Holder joining in any registration shall be limited to the aggregate amount of all sales proceeds actually received by such Holder upon the sale of such Holder's Registrable Securities in connection with such registration.

                  (c) Each party entitled to indemnification pursuant to this
Section 7.08 (the "Indemnified Party") shall give notice to the party required to provide indemnification pursuant to this Section 7.08 (the "Indemnifying Party") promptly after such indemnified party acquires actual knowledge of any claim as to which indemnity may be sought, and shall permit the indemnifying party (at its expense) to assume the defense of any claim or any litigation resulting therefrom; provided that counsel for the indemnifying party, who shall conduct the defense of such claim or litigation, shall be acceptable to the indemnified party, and the indemnified party may participate in such defense at such party's expense; and provided further, that if any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party which are different from or additional to and are inconsistent with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 7.08, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the reasonable fees and expenses of any counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 7.08; and provided, further, that the failure by any indemnified party to give notice as provided in this paragraph (c) shall not relieve the indemnifying party of its obligations under this Section 7.08 except to the extent that the failure results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged (or the indemnification liability of such indemnifying party hereunder would be increased) solely as a result of the failure to give notice. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The reimbursement required by this Section 7.08 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

         7.09. Rule 144 Requirements. The Company will make every effort in good faith to make publicly available and available to the Holders of Registrable Securities, pursuant to Rule 144 of the Commission under the Securities Act, such information as shall be necessary to enable the Holders of Registrable Securities to make sales of Registrable Securities pursuant to that Rule. The Company will furnish to any Holder of Registrable Securities, upon request made by such Holder at any time, a written statement signed by the Company, addressed to such Holder, describing briefly the action the Company has taken or proposes to take to comply with the current public information requirements of Rule 144. The Company will, at the request of any

Holder of Registrable Securities, upon receipt from such Holder of a certificate certifying (1) that such Holder has held such Registrable Securities for a period of not less than two (2) consecutive years, and (ii) that such Holder has not been an affiliate (as defined in Rule 144) of the Company for more than the ninety (90) preceding days, remove from the certificates or instruments, if any, representing such Registrable Securities that portion of any restrictive legend which relates to the registration provisions of the Securities Act.

         7.10. Participation in Underwritten Registrations. No person may participate in any underwritten registration pursuant to this Article VII unless such person (a) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the persons entitled, under the provisions contained in this Article VII, to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required by the terms of such underwriting arrangements; provided, however, that no such indemnities or underwriting agreements shall provide for indemnification or contribution obligations of any Holder to a greater extent than the obligations of such Holder set forth in Section 7.08(b) hereof. Any Holder of Registrable Securities to be included in any underwritten registration shall be entitled at any time to withdraw such Registrable Securities from such registration in the event that such Holder shall disapprove of any of the terms of the related underwriting agreement.

         7.11. No Inconsistent Agreements. The Company will not, until the Bank Debt is repaid in full, by refinancing or otherwise, enter into any agreement or contract (whether written or oral) with respect to any of its securities which is inconsistent in any material respect with the registration rights granted by the Company to the Warrantholders pursuant to Article VII of this Agreement.

         7.12. Registrable Securities Held by the Company. Whenever the consent or approval of Holders of Registrable Securities is required pursuant to this
Article VII, Registrable Securities held by the Company or any Affiliate of the Company shall not be counted in determining whether such consent or approval was duly and properly given by such Holders pursuant to and in compliance with any of the terms of Article VII of this Agreement.


                                  ARTICLE VIII
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.

         8.01. Survival of representations. The representations and warranties of the Company and of the Warrantholders contained in this Agreement, or any agreement, instrument or document delivered pursuant to any of the provisions of this Agreement, shall survive the execution and delivery of this Agreement and the Closing hereunder provided such representations and warranties hereunder shall survive until the later of five (5) years from the date hereof or one year after the last registration of Registrable Securities hereunder.

         8.02. Indemnification for Misrepresentations. The Company agrees to indemnify and hold the Warrantholders harmless, from and against, and to pay to the Warrantholders, on demand by any Holder from time to time, the full amount of any loss, claim, damage, liability, cost or expense (including reasonable attorneys' fees) resulting to the Warrantholders from any false, incorrect or misleading representation or warranty of the Company contained in this Agreement, or any agreement, instrument or document delivered by the Company to the Warrantholders pursuant to any of the provisions of this Agreement.

         8.03. Expenses. Whether or not all or any of the arrangements or transactions contemplated by this Agreement or by any of the other Fundamental Documents shall be consummated, the Company agrees to pay to the Warrantholders, on demand by the Warrantholders at any time and as often as the occasion therefor may require: (a) all of the reasonable legal fees, plus all reasonable out-of-pocket expenses and disbursements which have been or shall be incurred or sustained at any time in connection with the preparation, negotiation, execution or delivery of this Agreement, any of the other Fundamental Documents or any other agreements, instruments or documents directly relating thereto; and all reasonable out-of-pocket costs and expenses which shall be incurred or sustained by any Person holding the Acquired Securities at any time in connection with any modifications or amendments to or consents, approvals or waivers under this Agreement or any of the other Fundamental Documents, or in connection with any litigation, proceeding or dispute arising out of or relating to any Fundamental Documents (provided that a Warrantholder shall not be reimbursed for its legal fees, expenses and disbursements incurred with any litigation, proceeding or dispute arising from the gross negligence or willful misconduct of such Warrantholder), or in connection with any action or proceeding taken by any Person holding Acquired Securities to protect or preserve all or any of the rights, remedies, powers or privileges of the Warrantholders under any of such documents or to enforce any of the covenants, agreements or obligations of the Company under any of such documents (including, without limitation, all of the reasonable fees and disbursements of legal counsel for the Warrantholders).


                                   ARTICLE IX
                                  MISCELLANEOUS

          9.01. Notices.

                  (a) All notices and other communications pursuant to this Agreement shall be in writing, either delivered in hand or sent by certified mail, postage prepaid, or sent by recognized overnight delivery service, addressed as follows:

                           (i) if to the Company, at the address of the Company set forth on the first page hereof, or at such other address as shall have been furnished to the Warrantholders by notice in writing by the Company;

                           (ii) if to any Warrantholder, to the address of such Warrantholder set forth on Annex 1 hereto or to such other addresses (in each case) as shall have been furnished to the Company by such Warrantholder (including any Permitted Transferee, each of which is included with the term the Warrantholders) by notice in writing.

                  (b) Any notice or other communication pursuant to this Agreement shall be deemed to have been duly given or made and to have become effective (i) when delivered in hand to the party to which it was directed, (ii) if sent by overnight delivery service and properly addressed in accordance with the foregoing provisions of this Section 9.01, when received by the addressee,
(iii) if sent by facsimile transmission, when received by the telecopy recipient or (iv) if sent by certified mail, postage prepaid, and properly addressed in accordance with the foregoing provisions of this Section 9.01, (A) when received by the addressee, or (B) on the fifth (5th) business day following the day of dispatch thereof, whichever of (A) or (B) shall be the earlier.

         9.02. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES.

         9.03. Amendments and Waivers.

                  (a) Except as otherwise provided by paragraph (b) of this
Section 9.03, and except as otherwise expressly required by any other provisions of this Agreement, none of the terms or provisions contained in this Agreement or in Sections 3 through Section 11, inclusive, of any Warrant, and none of the agreements, obligations or covenants of the Company contained in this Agreement or in Sections 3 through Section 11, inclusive, of any Warrant, may be amended, modified, supplemented, waived or terminated unless (i) the Company shall execute an instrument in writing agreeing or consenting to such amendment, modification, supplement, waiver or termination, and (ii) the Company shall receive the prior Warrantholders Consent therefor.

                  (b) Each of the terms and provisions contained in this Section
9.03 or in the definitions of Permitted Transferee, Warrantholders Consent and Majority of The Warrantholders contained in Article IX or in any Warrant (other than Section 5 through 11, inclusive) hereof may be amended, modified, supplemented, waived or terminated only by a written instrument or consent signed by the Company and by all Persons holding of record Acquired Securities.

                  (c) In connection with any action taken or to be taken pursuant to paragraph (a) of this Section 9.03, there shall be no obligation or requirement on the part of the Company, the Warrantholders or any other persons
(i) to solicit or to attempt to solicit from the Warrantholders the consent or approval of the Warrantholders for such action, or (ii) to submit any notices of any kind to the Warrantholders in advance of any action proposed to be taken pursuant to paragraph (a) of this Section 9.03. However, copies of all written consents or approvals given by the Warrantholders in connection with any action taken or to be taken pursuant to and in compliance with paragraph (a) of this
Section 9.03 shall be sent by the Company, promptly after the receipt thereof by the Company, to any Person holding Warrant Shares who shall have failed or refused to give a written consent or approval for such action.

                 (d) Any action taken pursuant to and in compliance with paragraph (a) of this Section 9.03 shall be binding upon the Company and upon the Warrantholders, including all of the Persons holding Warrant Shares who shall have failed or refused to give a written consent or approval for such action.

         9.04. Proportional Adjustments. There are references in this Agreement to a specific price per share of the Company's Common Stock or to a specific number of shares in the Capital Stock of the Company. The specific price per share shall not be subject to adjustment. However, as more particularly set forth in Section 3 of the Warrants, the specific number of shares so stated shall be proportionally adjusted from time to time if (and on each occasion that) there shall be effected by the Company any stock dividend, stock split, subdivision of shares, combination of shares, reclassification, recapitalization or other similar corporate reorganization affecting the capital structure of the Company. The exact amount and the effective date of each adjustment effected pursuant to this Section 9.04 shall be determined in good faith and on a reasonable basis by the Board of Directors of the Company. The Company shall promptly notify each Warrantholder in writing of each such adjustment.

         9.05. Rights and Obligations Several. The rights and obligations of each of the parties hereto shall be several (and not joint), except as otherwise expressly provided by this Agreement.

         9.06. No Waiver; Cumulative Remedies. No failure or delay on the part of the Warrantholders in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         9.07. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior understandings or agreements concerning the subject matter hereof.

         9.08. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         9.09. Binding Effect. All of the covenants and agreements of the Company contained in, and all of the rights granted by the Company pursuant to, this Agreement, shall inure to the benefit of the Warrantholders, including each of the Permitted Transferees that are included in the definition of the Warrantholders. Except as otherwise provided herein, none of such covenants, agreements or rights shall be assignable or transferable by the Warrantholders to any person except to a person who is a Permitted Transferee.

         9.10. Counterparts. This Agreement may be executed simultaneously in several counterparts, and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by each of the parties hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this Agreement and return such counterpart to the undersigned, whereupon this Agreement, as so accepted by you, shall become a binding agreement under seal between you and the undersigned.

                              Very truly yours,

                              THE CARBIDE/GRAPHITE GROUP, INC., a Delaware corporation


                              By: /s/William M. Thalman
                                 -----------------------------------------
                              Name:  William M. Thalman
                                    --------------------------------------
                              Title:    Vice President & Treasurer
                                     -------------------------------------

         Each of the undersigned Lenders hereby consent to the terms of the foregoing Warrant Agreement.


                                                     Lenders:

REVOLVING CREDIT                                     PNC BANK, NATIONAL ASSOCIATION
COMMITMENT:       $23,400,000.00

RATABLE SHARE:    17.33%                             By: /s/Martin E. Mueller                      (SEAL)
                                                        --------------------------------------------------
                                                     Name:    Martin E. Mueller
                                                          ------------------------------------------------
NO. OF WARRANTS:  216,617                            Title:   Vice President
                                                           -----------------------------------------------


REVOLVING CREDIT                                     NATIONAL CITY BANK OF
COMMITMENT:       $16,200,000.00                     PENNSYLVANIA

RATABLE SHARE:    12%                                By:  /s/William F. Nicholson                  (SEAL)
                                                        -------------------------------------------------
                                                     Name:    William F. Nicholson
                                                          -----------------------------------------------
NO. OF WARRANTS:  149,964                            Title:    Vice President
                                                           ----------------------------------------------


REVOLVING CREDIT                                     BANK ONE
COMMITMENT:       $11,700,000.00

RATABLE SHARE:    8.66%                              By: /s/Christer D. Lucander                   (SEAL)
                                                        -------------------------------------------------
                                                     Name:    Christer D. Lucander
                                                          -----------------------------------------------
NO. OF WARRANTS:  108,307                            Title:    First Vice President
                                                           ----------------------------------------------


REVOLVING CREDIT                                     FIRST UNION NATIONAL BANK
COMMITMENT:       $16,200,000.00

RATABLE SHARE:    12%                                By: /s/Amy B. Delfini                         (SEAL)
                                                        -------------------------------------------------
                                                     Name:    Amy B. Delfini
                                                          -----------------------------------------------
NO. OF WARRANTS:  149,964                            Title:   Assistant Vice President
                                                           ----------------------------------------------


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

REVOLVING CREDIT                                     KEYBANK, NATIONAL ASSOCIATION
COMMITMENT:       $11,700,000.00

RATABLE SHARE:    8.66%                              By: /s/Anne R. Hohl                           (SEAL)
                                                        -------------------------------------------------
                                                     Name:    Anne R. Hohl
                                                          -----------------------------------------------
NO. OF WARRANTS:  108,307                            Title:   Vice President
                                                           ----------------------------------------------


REVOLVING CREDIT                                     STANDARD CHARTERED BANK
COMMITMENT:       $11,700,000.00

RATABLE SHARE:    8.66%                              By: /s/Peter Brach                            (SEAL)
                                                        -------------------------------------------------
                                                     Name:    Peter Brach
                                                          -----------------------------------------------
NO. OF WARRANTS:  108,307                            Title:   Vice President
                                                           ----------------------------------------------


REVOLVING CREDIT                                     MELLON BANK, N.A.
COMMITMENT:       $11,700,000.00

RATABLE SHARE:    8.66%                              By: /s/Alan J. Kopolow                        (SEAL)
                                                        -------------------------------------------------
                                                     Name:    Alan J. Kopolow
                                                          -----------------------------------------------
NO. OF WARRANTS:  108,307                            Title:   Vice President
                                                           ----------------------------------------------


REVOLVING CREDIT                                     BANK OF AMERICA, N.A.
COMMITMENT:       $16,200,000.00

RATABLE SHARE:    12%                                By: /s/Reinhard Freimuth                      (SEAL)
                                                        -------------------------------------------------
                                                     Name:    Reinhard Freimuth
                                                          -----------------------------------------------
NO. OF WARRANTS:  149,964                            Title:   Vice President
                                                           ----------------------------------------------


REVOLVING CREDIT                                     THE CHASE MANHATTAN BANK
COMMITMENT:       $16,200,000.00

RATABLE SHARE:    12%                                By: /s/John Malone                            (SEAL)
                                                        -------------------------------------------------
                                                     Name:    John Malone
                                                          -----------------------------------------------
NO. OF WARRANTS:  149,964                            Title:   Vice President
                                                           ----------------------------------------------